                                                               Exhibit 23.2

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-95623) of our report dated February 20, 1998 relating to the consolidated financial statements of Dynamic Circuits Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California

February 28, 2000